UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2022

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust.

Item 1.01.	Entry into a Material Definitive Agreement.

On January 7, 2022, we amended and restated our management agreements with subsidiaries of Sonesta Holdco Corporation, or Sonesta, effective January 1, 2022. We currently own 261 hotels that are managed by Sonesta and 67 of these hotels are expected to be sold, or the sale hotels. Among other things, the amendments to the agreements with Sonesta for 194 hotels, or the retained hotels, are as follows:

•	The term for the retained hotels expires on January 31, 2037 and includes two 15-year renewal options.

•	All retained hotels are subject to a pooling agreement that combines the management agreements for the retained hotels for purposes of calculating gross revenues, hotel operating expenses, fees and distributions and the owner’s priority return due to us.

•	The owner’s priority return for the retained hotels is initially set at $325.2 million annually. We have the right to terminate Sonesta’s management of specific hotels that we own if minimum performance thresholds are not met starting in 2023.

•	We will renovate the retained hotels to comply with agreed upon brand standards. As we advance such funding or fund other capital expenditures, the aggregate annual owner’s priority return due to us will increase by 6% of the amounts funded.

•	Trade area restrictions by hotel brand have been added to define boundaries to protect our owned hotels in response to Sonesta increasing its franchising and third-party management activities.

For the sale hotels, the term has been extended to the earlier of December 31, 2022 or until the applicable hotel has been sold and the FF&E reserve funding requirement has been removed. Following the sale of a sale hotel, our owner’s priority return will be reduced by the current owner’s priority return for that hotel; the total owner’s priority for all the sale hotels is $84.1 million. The sale hotels are subject to a pooling agreement that combines the management agreements for the sale hotels for purposes of calculating gross revenues, hotel operating expenses, fees and distributions and the owner’s priority return due to us.

The foregoing descriptions of our management agreements and pooling agreements with Sonesta are not complete and are subject to and qualified in their entirety by reference to the forms of our management agreements and pooling agreements with Sonesta, as amended, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

Sonesta is a private company. One of our Managing Trustees, Adam D. Portnoy, is the controlling shareholder and a director of Sonesta. One of Sonesta’s other directors is our other Managing Trustee, President and Chief Executive Officer and Sonesta’s other director serves as executive vice president, general counsel and secretary of our manager, The RMR Group LLC, or RMR LLC, and its parent, The RMR Group Inc., or RMR Inc., as a managing director of RMR Inc. and as our Secretary. Certain of Sonesta’s executive officers are officers of RMR LLC. Certain other officers and employees of Sonesta are former employees of RMR LLC. RMR LLC also provides certain services to Sonesta. As of January 7, 2022, we owned approximately 34% of Sonesta, which managed 261 of our hotels.

For further information about these and other such relationships and related person transactions, please see our Annual Report on Form 10-K for the year ended December 31, 2020, or the Annual Report, our definitive Proxy Statement for our 2021 Annual Meeting of Shareholders, or the Proxy Statement, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, or the Quarterly Report, and our other filings with the Securities and Exchange Commission, or the SEC, including Notes 4, 5 and 9 to the Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of the Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in the Proxy Statement, Notes 5 and 9 to the Condensed Consolidated Financial Statements included in the Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward-Looking Statements” of the Quarterly Report. In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise from these transactions and relationships. Our filings with the SEC, including the Annual Report, the Proxy Statement and the Quarterly Report, are available at the SEC’s website at www.sec.gov. Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

• We are marketing for sale the 67 sale hotels. The sales of our properties are subject to conditions; accordingly, we cannot provide any assurance that we will sell any of these properties and the sales may be delayed, may not occur or their terms may change.

• Sonesta operated 261 of our hotels as of January 7, 2022, many of which were transitioned to Sonesta over the past year. Transitioning hotels to another operator is disruptive to the hotels’ operations and requires significant capital investments. If Sonesta were to fail to provide quality services and amenities or to maintain a quality brand, our income from these properties may be adversely affected. There can be no assurance that Sonesta can operate the hotels as effectively or for returns at levels that could otherwise be achieved by other large well known hotel companies. Further, if we were required to replace Sonesta, we could experience significant disruptions in operations at the applicable properties, which could reduce our income and cash flows from, and the value of, those properties. We have no guarantee or security deposit under our agreements with Sonesta. Accordingly, the returns we receive from our hotels managed under our agreements with Sonesta are dependent upon the financial results of those hotel operations and we may continue to receive amounts from Sonesta that are less than the contractual minimum returns stated in our agreements with Sonesta or we may be requested to fund operating losses for our Sonesta hotels. Further, we own an approximately 34% ownership interest in Sonesta. If Sonesta experiences losses, or requires additional capital, Sonesta may request we fund our share through the contribution of additional capital and if we do not fund those contributions, our equity interest in Sonesta will be diluted if Sonesta obtains those contributions from other shareholders.

The information contained in our filings with the SEC, including under the caption “Risk Factors” in our Annual Report, or incorporated herein or therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon our forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Representative Form of Management Agreement among Sonesta International Hotels Corporation, Cambridge TRS, Inc., HPT CY TRS, Inc., HPT TRS IHG-2, Inc. and HRP TRS MRP, Inc. (Retained Hotels) (Schedule of applicable agreements).

10.2	Amended, Restated and Consolidated Pooling Agreement, dated as of January 1, 2022, among Sonesta International Hotels Corporation, certain subsidiaries of the Company named therein as owners and certain subsidiaries of Sonesta International Hotels Corporation named therein as managers. (Retained Hotels)

10.3	Representative Form of Management Agreement among Sonesta International Hotels Corporation, Cambridge TRS, Inc., HPT CY TRS, Inc., HPT TRS IHG-2, Inc. and HRP TRS MRP, Inc. (Sale Hotels) (Schedule of applicable agreements).

10.4	Amended, Restated and Consolidated Pooling Agreement for Sale Hotels, dated as of January 1, 2022, among Sonesta International Hotels Corporation, certain subsidiaries of the Company named therein as owners and certain subsidiaries of Sonesta International Hotels Corporation named therein as managers. (Sale Hotels)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: January 7, 2022

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